UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 29, 2007
Date of Report (Date of Earliest Event Reported)

RACINO ROYALE, INC.

(FORMERLY K-TRONIK INTERNATIONAL CORP.)
(Exact name of Registrant as Specified in its Charter)

144 Front St. W., Ste. 700, Toronto, Ontario M5J 2L7
(Address of Principal Executive Offices)

Tel: (416) 216-8659
(Registrant's Telephone Number)

K-Tronik International Corp.
144 Front St. W., Ste. 700, Toronto, Ontario M5J 2L7
(Former Name and Address)

             Nevada                                              000-31369                                                         88-0436364
                                                                 (State or other jurisdiction                    (Commission File Number)                                        (IRS Employer
                                                                                         of incorporation)                                                                                                               Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act

ITEM 1.01:                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Racino Royale Inc. (“Racino” or the “Company”) has entered into a material definitive agreement dated July 11, 2007, with Eiger Technology, Inc. (“Eiger”), the terms of which are more fully described in Item 3.02.

ITEM 3.02:                                UNREGISTERED SALES OF EQUITY SECURITIES

Racino will settle its indebtedness to Eiger of approximately USD$250,000, by issuing a total of 5,000,000 of its common shares as full and final payment, in lieu of a cash payment of the debt.  Racino and Eiger have mutually agreed to the terms as set forth in a debt settlement agreement (the "Debt Settlement") dated July 11, 2007.  Eiger intends to sell the Racino common shares provided in the Debt Settlement in the future.

Copies of the Debt Settlement are attached hereto as exhibits.

ITEM 9.01:                                FINANCIAL STATEMENTS AND EXHIBITS

(d)                   Exhibits

Exhibit 10.1	Debt Settlement Agreement between Eiger Technology, Inc. and Racino Royale, Inc., dated July 11, 2007.

Exhibit 99.1	Press Release dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Racino Royale, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACINO ROYALE, INC.

Dated:                                August 29, 2007

By: /s/ Gary N. Hokkanen

                Name:  Gary N. Hokkanen
                Title:    Chief Financial Officer